UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

NEXMETALS MINING CORP.

(Exact name of registrant as specified in its charter)

Ontario, Canada

(State or other jurisdiction of incorporation)

000-14740	N/A
(Commission File Number)	(IRS Employer Identification No.)

Suite 3400, One First Canadian Place P.O. Box 130 Toronto, Ontario, Canada	M5X 1A4
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	NEXM	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 17, 2025, NexMetals Mining Corp. (the “Company”) issued a press release announcing that it has received a non-binding letter of interest from the Export-Import Bank of the United States. A copy of this press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On July 16, 2025, the Company announced that its common shares commenced trading on the Nasdaq Stock Market LLC under the symbol “NEXM”. The Company’s common shares will no longer be quoted on the OTC Pink Markets. The Company will continue to trade on the TSX Venture Exchange under the symbol “NEXM”.

A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 16, 2025

99.2	Press Release dated July 17, 2025 (furnished herewith pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMETALS MINING CORP. (Registrant)

By:	/s/ Morgan Lekstrom
Morgan Lekstrom
Chief Executive Officer

Date: July 22, 2025